[EXECUTION VERSION]
AMENDMENT NO. 1
THIS AMENDMENT (this “Agreement”), dated as of February 26, 2018, is made among Synergy Pharmaceuticals Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors as from time to time party hereto, the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), and CRG Servicing LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Agent”).
The Obligors, the Lenders and Agent are parties to that certain Term Loan Agreement, dated as of September 1, 2017 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”).
The parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:
SECTION 1.Definitions; Interpretation.
(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.
SECTION 2.    Amendment. Subject to Section 3, the Loan Agreement is hereby amended as follows:
(a)    The number “$300,000,000” shall be deleted and replaced with the number “$200,000,000” where it appears on the cover page and in the definition of “Commitment” in Section 1.01.
(b)    Section 1.01 shall be amended as follows:
(i)    The definition of “Loan” shall be amended by inserting, immediately following the phrase “any date of determination” therein, the phrase “(other than for purposes of Section 10.01, which shall only include the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid)”.

(ii)    The definition of “Second Tranche Borrowing Milestone” shall be deleted in its entirety.
(b)    Sections 6.02(a)(i) through (iii) shall be deleted and replaced with the following:
“(i)    Borrowing Date. Such Borrowing shall occur no later than June 30, 2018.
(ii)    Amount of Borrowing. The amount of such Borrowing shall equal $25,000,000.”
(c)    Sections 6.02(b)(i) through (iii) shall be deleted and replaced with the following:
“(i)    Borrowing Date. Such Borrowing shall occur no later than September 30, 2018.
(ii)    Amount of Borrowing. The amount of such Borrowing shall equal $25,000,000.
(iii)    Prior Borrowings. The second Borrowing shall have occurred.”
(d)    Sections 6.02(c)(i) through (iii) shall be deleted and replaced with the following:
“(i)    Borrowing Date. Such Borrowing shall occur no later than December 31, 2018.
(ii)    Amount of Borrowing. The amount of such Borrowing shall equal $50,000,000.
(iii)    Prior Borrowings. The second and third Borrowings shall have occurred.”
(e)    Section 8.01(f) shall be amended by deleting the “and” at the end thereof.
(f)    Section 8.01(g) shall be amended by inserting the following immediately prior to the “.” at the end thereof:
“; and
(h)    concurrent with delivery thereof to Borrower’s Board of Directors (or any committee thereof), copies of any materials of any type delivered to Borrower’s Board of Directors (or any committee thereof) for review, consideration and assessment of the business and operations of Borrower, including, without limitation, presentations, correspondence, projections, memoranda, reports, term sheets, agreements, notices, minutes, consents and any other material.”
(g)    Section 10.01 shall be amended by deleting the phrase “of at least $300,000,000” therein and replacing it with the phrase “in an amount equal to at least 200% of the aggregate outstanding principal amount of Loans (excluding PIK Loans)”.
(h)    Schedule 1 shall be amended and restated in its entirety in the form of Exhibit A.
(i)    Exhibit D shall be amended by amending and restating Annex B thereto in its entirety in the form of Exhibit B.
SECTION 3.    Conditions to Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)    The Obligors shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Agreement that have been invoiced at least one Business Day prior to the date hereof, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
(b)    The representations and warranties in Section 4 shall be true and correct on the date hereof and on the first date on which the conditions set forth in Section 3(a) shall have been satisfied.
SECTION 4.    Representations and Warranties; Reaffirmation. Each Obligor hereby represents and warrants to Agent and each Lender as follows:
(i)    Such Obligor has full power, authority and legal right to make and perform this Agreement and the Loan Agreement, as modified by this Agreement (the “Amended Loan Agreement”). Each of this Agreement and the Amended Loan Agreement is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and each of this Agreement and the Amended Loan Agreement constitutes legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of this Agreement and the Amended Loan Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such

Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Agreement.
(iii)    The representations and warranties made by or with respect to such Obligor in Section 7 of the Amended Loan Agreement are true in all material respects on the date hereof, except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)    Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Agreement, except as expressly provided herein. By executing this Agreement, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Agreement.
SECTION 5.    Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.
(a)    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)    Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)    Waiver of Jury Trial. Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.
SECTION 6.    Miscellaneous.
(a)    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether communicated or not to the Lenders or Agent). Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Amended Loan Agreement.
(b)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)    Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)    Integration. This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
(f)    Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

SYNERGY PHARMACEUTICALS INC.
By /s/ Gary G. Gemignani_____________
Name: Gary G. Gemignani
Title: EVP, Chief Financial Officer
SUBSIDIARY GUARANTORS:

SYNERGY ADVANCED PHARMACEUTICALS, INC.

By /s/ Gary G. Gemignani
Name: Gary G. Gemignani
Title: EVP, Chief Financial Officer

Exhibit B-1

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

By /s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

CRG PARTNERS III PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Witness:    /s/ Nicole Neeson

Name:    Nicole Neeson

Exhibit B-2

CRG PARTNERS III (CAYMAN) LEV AIV L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Witness:    /s/ Nicole Neeson

Name:    Nicole Neeson

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By /s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Witness:    /s/ Nicole Neeson

Name:    Nicole Neeson

Exhibit B-3